Exhibit 99.1

FOR IMMEDIATE RELEASE

T2 Biosystems Reports 2014 Fourth Quarter, Full Year Results

LEXINGTON, Mass. — February 17, 2015 — T2 Biosystems (NASDAQ:TTOO) today reported operating highlights and financial results for the fourth quarter and year ended December 31, 2014. Recent operational highlights included:

•                  This month, the Company entered into a multi-year, strategic agreement with Canon U.S. Life Sciences, Inc. to jointly develop a novel diagnostic test to rapidly detect Lyme disease

•                  In January, results from the first large, multi-center clinical trial for T2Candida and the T2Dx were published in Clinical Infectious Disease and demonstrated 91.1% sensitivity and specificity of 99.4% for sepsis pathogen detection in 3-5 hours without the need for blood culture

•                  In January, an article supporting the use of T2MR® as a platform with the potential to significantly impact the field of diagnostics was published in The Journal of the American Medical Association (JAMA)

•                  In October, the T2Candida® Panel and the T2Dx® Instrument were included in four oral and poster presentations during IDWeek 2014™.

President and CEO John McDonough said, “The pace of commercial and operational progress and activity at T2 Biosystems accelerated as we closed out 2014 and entered the new year. Key clinical publications are providing even greater opportunities and evidence for our expanding sales organization to engage with target facilities throughout the US and we are very encouraged by those initial interactions and the number of institutions that are now in various stages of the adoption process.”

Financial Results

Through the fourth quarter, the Company has generated revenue primarily from research and development agreements and government grants and has not generated any revenue from the sale of products.  In the 2014 fourth quarter and full year, T2 Biosystems recorded $119,000 of research and grant revenue for both periods, compared to $55,000 and $266,000 in the prior year periods.  These amounts primarily consisted of revenue related to feasibility studies and co-development efforts with third parties.

Total operating expenses for the 2014 fourth quarter and full year were $9.0 million and $30.8 million, respectively, compared to $5.7 million and $20.0 million for the 2013 periods. The increases in operating expenses for the year were mainly associated with the direcT2 pivotal clinical trial and other regulatory support and activity, research and development activities for additional applications of T2MR, expansion of marketing programs, build-out of the US commercial infrastructure, and increases in share-based compensation charges and incremental expenses related to being a public company.

The net loss applicable to common shareholders for the 2014 fourth quarter was $9.1 million, or $0.45 loss per share, compared to $8.3 million (after adjustments for accretion of redeemable convertible preferred stock), or $5.89 loss per share for the 2013 fourth quarter.  The increased loss was principally due to increased operating expenses noted above.  For 2014, the net loss applicable to common shareholders was $36 million, or $4.15 loss per share, compared to $27.5 million, or $19.72 loss per share for 2013.  Loss per share calculations for each of the periods reported were impacted by the overall increase in common shares outstanding resulting from the August 7, 2014 initial public offering (IPO).

The Company’s balance sheet as of December 31, 2014, showed total cash and cash equivalents of $73.8 million.

Conference Call

T2 Biosystems’ management will discuss the Company’s financial results for the fourth quarter and year ended December 31, 2014, and provide a general business update during a conference call beginning at 4:30 p.m. Eastern Standard Time today, Tuesday, February 17, 2015.  To join the call, participants may dial 1-877-407-4018 (U.S.) or 1-201-689-8471 (International).  To listen to the live call via T2 Biosystems’ website, go to www.t2biosystems.com, in the Events & Presentations section.  A webcast replay of the call will be available for 30 days following the conclusion of the call in the Events & Presentations section of the website.

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the performance of the Company’s diagnostic products and the ability to bring such products to market. These and other important factors discussed under the caption “Risk Factors” in the Company’s final prospectus filed with the Securities and Exchange Commission, pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on August 7, 2014, and in the Company’s Quarterly Report on Form

10-Q filed with the Securities and Exchange Commission on November 5, 2014, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Media Contact:

Dan Budwick, Pure Communications

dan@purecommunicationsinc.com

973-271-6085

Investor Contact:

Matt Clawson, Pure Communications

matt@purecommunicationsinc.com

949-370-8500

-     Tables to Follow —

T2 Biosystems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Research and grant revenue	$119	$55	$119	$266
Operating expenses:
Research and development expenses	5,210	4,290	19,782	14,936
Selling, general and administrative expenses	3,747	1,404	11,018	5,022
Total operating expenses	8,957	5,694	30,800	19,958
Loss from operations	(8,838)	(5,639)	(30,681)	(19,692)
Interest expense, net	(251)	(93)	(721)	(403)
Other income (expense), net	13	(642)	12	(515)
Net loss	$(9,076)	$(6,374)	$(31,390)	$(20,610)
Comprehensive loss	$(9,076)	$(6,374)	$(31,390)	$(20,610)
Reconciliation of net loss to net loss applicable to common stockholders:
Net loss	$(9,076)	$(6,374)	$(31,390)	$(20,610)
Accretion of redeemable convertible preferred stock to redemption value	—	(1,910)	(4,570)	(6,908)
Net loss applicable to common stockholders	$(9,076)	$(8,284)	$(35,960)	$(27,518)
Net loss per share applicable to common stockholders - basic and diluted	$(0.45)	$(5.89)	$(4.15)	$(19.72)
Weighted-average number of common shares used in computing net loss per share applicable to common stockholders - basic and diluted	20,041,577	1,405,607	8,674,931	1,395,562

T2 Biosystems, Inc.

Condensed Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2014	December 31, 2013

Assets
Current Assets:
Cash and cash equivalents	$73,849	$30,198
Accounts receivable	201	—
Prepaid expenses and other current assets	1,156	195
Inventory	115	—
Total current assets	75,321	30,393
Property and equipment, net	2,760	1,118
Restricted cash	260	340
Other assets	480	34
Total assets	$78,821	$31,885
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$735	$943
Accrued expenses and other current liabilities	3,662	1,319
Current portion of notes payable	295	1,759
Current portion of deferred rent	87	25
Deferred revenue	80	—
Total current liabilities	4,859	4,046
Notes payable, net of current portion	20,660	3,299
Deferred rent, net of current portion	106	45
Warrants to purchase redeemable securities	—	1,225
Other liabilities	195	—
Commitments and contingencies
Redeemable convertible preferred stock	—	112,813
Stockholders’ equity (deficit):

Common stock, $0.001 par value; 200,000,000 and 28,254,907 shares authorized at December 31, 2014 and 2013, respectively; 20,041,645 and 1,411,986 shares issued and outstanding at December 31, 2014 and 2013, respectively	20	1
Additional paid-in capital	156,576	—
Accumulated deficit	(103,595)	(89,544)
Total stockholders’ equity (deficit)	53,001	(89,543)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$78,821	$31,885

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